CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Registration Statement on Form N-14 of Investment Managers Series Trust II regarding AXS Alternative Value Fund and AXS Market Neutral Fund, each a series of Investment Manager Series Trust II.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

November 25, 2020